PROFESSIONALLY MANAGED PORTFOLIOS AMENDMENT TO THE DISTRIBUTION AGREEMENT

       TIDS AMENDMENT dated as of the 10th day of  January, 2007, to the Distribution Agreement, dated as of July 17, 2006 (the “Distribution Agreement”), is by and between PROFESSIONALLY MANAGED PORTFOLIOS a Massachusetts business trust (the “Trust”) on behalf of its series, the Portfolio 21 Fund and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”).

RECITALS

WHEREAS, the parties have entered into a Distribution Agreement; and

WHEREAS, the parties desire to amend said Distribution Agreement to add funds; and

WHEREAS, Section 11 of the Distribution Agreement allows for its amendment by a written instrument executed by both parties.

       NOW, THEREFORE, the parties agree as follows:

       The first sentence of the Distribution Agreement is hereby superseded and replaced with the following sentence:

TIDS AGREEMENT is made and entered into as of this l7th day of July, 2006, as amended January 10, 2007 (the "Distribution Agreement") by and between PROFESSIONALLY MANAGED PORTFOLIOS, a Massachusetts business trust (the “Trust”) on behalf of its series, the Portfolio 21 Fund and the Portfolio 21 Institutional Class and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”).

       Exhibit A is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Distribution Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	QUASAR DISTRIBUTORS, LLC

By: /s/ Robert M. Slotky	By: /s/ James R. Schoenike

Name: Robert M. Slotky	Name: James R. Schoenike

Title: President	Title: President

Exhibit A to the
Distribution Agreement - Professionally Managed Portfolios Progressive Investment Management

Name of Series Portfolio 21 Fund	Date Added 2/25/2002
Portfolio 21 Institutional Class	1/12/2007